Exhibit 10.1

TWELFTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P.

This Twelfth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of July 25, 2022 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “General Partner”), as the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2004, as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of June 24, 2005, the Second Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2006, the Third Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of January 2, 2007, the Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 27, 2007, the Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 7, 2008, the Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 9, 2008, the Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 13, 2009, the Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of November 17, 2010, the Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 4, 2015, the Tenth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated October 29, 2018, and the Eleventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P dated December 16, 2020 (as amended, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the General Partner desires to amend the Agreement to add a new Section 8.07.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.Amendment. The Agreement is hereby amended by adding the following as a new Section 8.07:

“8.07 Guaranty Opportunity, Etc.

(a)At the written request of any Partner other than the Company or any Subsidiary of the Company, the Partnership will use commercially reasonable efforts to provide such Partner with the opportunity to guaranty, in such amounts as requested by such Partner, one or more liabilities owed, directly or indirectly, by the Partnership, which may be indebtedness owed to the General Partner or an Affiliate thereof, enter into any other substantially similar arrangement or enter into an amendment or modification of any existing guaranty or substantially similar arrangement. The Partnership shall cooperate in good faith with any such Partner to consummate such request (i) with respect to one or more liabilities selected by the Partner and acceptable to the Partnership, (ii) using a form of guaranty (or other arrangement) reasonably acceptable to such Partner, and (iii) in a manner that results in the allocation of Partnership liabilities to such Partner in the requested amount under Treasury Regulations Section 1.752-2 (or any successor thereto).

(b) For the avoidance of doubt, the Partnership: (i) shall not be required to take any actions pursuant to this Section 8.07 that would adversely affect the Partnership or other Partners, or result in a breach by the Partnership of any other contractual obligations; (ii) shall not be required, pursuant to this Section 8.07, to incur any indebtedness or other liabilities that it would not otherwise have incurred; and (iii) makes no, and shall not be required to make any, representation to any Partner regarding the effectiveness of any action taken pursuant to this Section 8.07, and shall not be liable to any Partner for the failure of any guaranty or other arrangement to provide an allocation of Partnership liabilities to such Partner under Treasury Regulations Section 1.752-2 (or any successor thereto).

(c) Notwithstanding any provision herein to the contrary, the General Partner shall not be entitled to amend any provision of this Section 8.07 without the consent of Limited Partners (other than the Company or any Subsidiary of the Company) holding more than 50% of the Percentage Interests of the Limited Partners (other than the Company or any Subsidiary of the Company).”

2.Miscellaneous. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

UDR, INC.

By: _/s/ David G. Thatcher____________

Name: David G. Thatcher

Title: Senior Vice President – General Counsel